[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Exhibit 10.3
FIRST AMENDMENT TO
MANUFACTURE AND DEVELOPMENT AGREEMENT

This First Amendment to the Manufacture and Development Agreement by and between Bachem Americas, Inc. (formerly American Peptide Company, Inc.) (“Bachem”) located at 3132 Kashiwa Street, Torrance, CA 90505, and Revance Therapeutics, Inc. (“Revance”) located at 7555 Gateway Boulevard, Newark, CA 94560, is effective as of the date of the final signature below (the “First Amendment Effective Date”).

RECITALS

WHEREAS, Revance and Bachem are parties to that certain Manufacture and Development Agreement dated as of May 20, 2013 (the “Original Agreement”)

WHEREAS, Revance and Bachem now desire to change certain terms of the Original Agreement as provided herein;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Unless otherwise defined, all capitalized terms used in this First Amendment (the “First Amendment”) shall be as defined in the Original Agreement.

2.All references to “American Peptide Company, Inc.” or “Contractor” in the Original Agreement are hereby changed to “Bachem Americas, Inc.” and shall be deemed to refer to Bachem herein, as successor by merger with and/or acquisition of American Peptide Company, Inc. Consistent with the merger and/or acquisition, Bachem hereby assumes any rights, obligations and liabilities under the Original Agreement and will be subject to the terms and conditions of the Original Agreement.

3.The entire scope and terms of the Original Agreement apply to Bachem’s Torrance, CA facility located at: 3132 Kashiwa Street, Torrance, CA 90505 (referred to hereinafter, as “Bachem Torrance”) where the Product manufacturing is to be transferred to, except for vial lyophilization which shall remain at the former American Peptide Company facility in Vista, CA. (the “Vista Facility”).

4.This First Amendment includes the specific requirements for the Technology Transfer (as defined in Section 7 below) of Product, manufacture of a design batch prior to process performance qualification (PPQ) campaign, and manufacture of three (3) consecutive PPQ batches of the Product meeting the PPQ protocol requirements.

5.The specific details of the design and PPQ batches is specified in Bachem’s Order Confirmation 0007142360 (see Attachment C, attached heretobelow), which includes the scope of work and timelines. The payment schedule shall be subject to the terms and conditions of this First Amendment.

6.Section 1.15 in the Original Agreement, Manufacturing Site, is hereby amended to read as: “means the facilities owned and operated by Bachem that are located at 3132 Kashiwa Street, Torrance, CA 90505 (“Bachem Torrance”), and at 1271 Avenida Chelsea, Vista, CA 92081, which are California state licensed drug manufacturing facilities and operating under cGMP as defined under 21 CFR parts 210 and 211.”

7.Section 4.9 in the Original Agreement, Approval for Manufacturing Changes, is hereby amended to add “The manufacturing of Product through bulk lyophilization is being transferred to Bachem Torrance which will be authorized by Revance via an approved “change control” initiated by Bachem (the “Technology Transfer”). Procedures will be established for the bulk lyophilized peptide to be shipped back to the Vista Facility for vialing. The lyophilized vials will then be shipped back to Bachem Torrance for final appearance and molecular weight testing and quality assurance release per those tests performed by Bachem in accordance with Specification (see amended Attachment B, attached heretobelow). The cost of the Technology Transfer from Vista to Torrance shall be borne solely by Bachem.”

8.Section 5.2 in the Agreement, Invoices and Payment, is hereby amended as follows:
“Revance shall prepay thirty percent (30%) of the purchase price set forth on the applicable Purchase Order, after confirmation of such Purchase Order pursuant to Section 2.4” is replaced with “Revance payment terms will be [*].”

9.	Section 11.5 in the Original Agreement, Notices, is hereby amended as follows:

All Notices required to be sent to Bachem Americas, Inc. shall be addressed as follows:

Bachem Americas, Inc.
3132 Kashiwa Street, Torrance, CA 90505
Attention: Chief Operating Officer

All Notices required to be sent to Revance shall be addressed as follows:

Revance Therapeutics, Inc.
7555 Gateway Blvd., Newark, CA 94560
Attention: Chief Operating Officer

With a copy to:

Revance Therapeutics, Inc.
7555 Gateway Blvd., Newark, CA 94560
Attention: Legal Department

10.This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

The Parties agree that all of the original terms of the Original Agreement not otherwise specifically modified by this First Amendment will remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed as of the First Amendment Effective Date.

Revance Therapeutics, Inc. By: /s/ Abhay Joshi Abhay Joshi, Ph.D. Chief Operating Officer Date: 4/12/2018	Bachem Americas, Inc. By: /s/ Brian Gregg Name: Brain Gregg Title: COO Date: 4/13/2018

/s/ Dan Browne ___________________     4/13/2018
L. Daniel Browne    Date
President and CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

ATTACHMENT B

Release and Stability Specification for RTP004

Attribute/Test	Type of Method	Acceptance Criteria	Responsibility
[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

ATTACHMENT C

BACHEM’S ORDER CONFIRMATION

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended